SECOND AMENDMENT TO SUBSCRIPTION AGREEMENT

This Second Amendment to Subscription Agreement (this "***Amendment***") is made and entered into as of the 29th day of June, 2007 by and between Trulite, Inc., a Delaware corporation ("***Trulite***") and Standard Renewable Energy, LP ("***SRE, LP***").

RECITALS

A. Trulite and SRE, LP entered into (i) that certain Subscription Agreement dated April 5, 2007 and (ii) that certain amendment to Subscription Agreement dated April 24, 2007 (as amended, the "***Subscription Agreement***"), and desire to further amend the Subscription Agreement as set forth herein.

B. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings assigned to such terms in the Subscription Agreement.

NOW, THEREFORE, for and consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, Trulite and SREG, LP agree as follows:

1. Section 1 of the Subscription Agreement is hereby amended to read in its entirety as follows:

> "1. On the first business day following the date on which Trulite first has outstanding 14,485,491 shares of Common Stock (such first business day being referred to herein as the "***Effective Date***"), Trulite shall issue to SREG, LP a number of shares of Common Stock determined by multiplying 2.0 times the quotient of (x) the aggregate principal balance of and accrued but unpaid interest on the Note as of the close of business on the day immediately preceding the Effective Date divided by (y) the lesser of (i) $1.00 or (ii) the average closing sale price for the Common Stock as quoted on the Over the Counter Bulletin Board for the ten trading days immediately preceding the Effective Date (collectively, the "***Shares***"). Notwithstanding the foregoing, if Trulite does not have outstanding 14,485,491 shares of Common Stock on or before December 31, 2007, this Agreement shall be of no further force and effect."

2. Exhibit A to the Subscription Agreement is hereby amended in its entirety to read as Exhibit A attached to this Amendment, and all references to Notes in the Subscription Agreement shall be deemed to be references to the promissory notes listed on Exhibit A attached to this Amendment.

3. By executing this Amendment, Trulite affirms the representations and warranties set forth in Section 3 of the Subscription Agreement.

4. By executing this Amendment, SRE, LP affirms the representations and warranties set forth in Section 4 of the LLC Agreement.

EXHIBIT A

Date of Note	Payee	Aggregate Principal Amount
August 9, 2006	Standard Renewable Energy, LP	$125,000

5. Except as amended hereby, the Subscription Agreement shall remain unchanged.

Executed as of the date first set forth above.

TRULITE, INC.

By: Jonathan H. Godshall
Name: JONATHAN GODSHALL
Title: PRESIDENT

STANDARD RENEWABLE ENERGY, LP

By:
Name: GUNNAR [illegible]
Title: CFO